Exhibit 10.14

ADTHEORENT HOLDING COMPANY, LLC

AMENDED AND RESTATED 2017 INTEREST OPTION PLAN

NOTICE OF RESTRICTED INTEREST UNIT AWARD

Terms defined in this Notice of Restricted Interest Unit Award (“Notice of Grant”) shall have the same meanings in the Company’s Amended and Restated 2017 Interest Option Plan (the “Plan”), and if any such term is not defined in the Plan, then such term shall have the meaning in the Company’s Operating Agreement.

Name:

Address:

You (“Participant”) have been granted an award of Restricted Interest Units (“RIUs”), subject to the terms and conditions of the Plan and the attached Restricted Interest Unit Agreement (hereinafter “RIU Agreement”) under the Plan, both of which are incorporated herein by reference, as follows:

Total Number of RIUs:

Grant Date:

Vesting Start Date:

Expiration Date:	The earlier to occur of: (a) the date on which settlement of all vested RIUs granted hereunder occurs and (b) the tenth anniversary of the Grant Date.

Vesting/Settlement:

(a)       Settlement of RIUs is conditioned on satisfaction of two vesting requirements before the Expiration Date (unless such RIUs are earlier terminated pursuant to Section 3 of the RIU Agreement): a service based requirement (the “Service Based Requirement”) and a liquidity event requirement (the “Liquidity Event Requirement”), each as described below. RIUs will vest as set forth below if both, and to the extent, the Service Based Requirement and Liquidity Event Requirement are satisfied on or before the Expiration Date (unless such RIUs are earlier terminated pursuant to Section 3 of the RIU Agreement or as set forth in clause (b) below).

(1)	Service Based Requirement: The Service Based Requirement will be satisfied as to (i) fifty percent (50%) of the Total Number of RIUs (as set forth above) subject to this Award as of the first anniversary of the Vesting Start Date, (ii) and as to the remaining fifty percent (50%) in four substantially equal installments every three months thereafter (12.5% per quarter, such that the Service Based Requirement is fully satisfied on the second anniversary of the Vesting Start Date).

(2)	Liquidity Event Requirement: The Liquidity Event Requirement will be satisfied on the first to occur of (i) a Sale of the Company or (ii) the date that the Common Units covered by the applicable RIUs are transferable via a sale by the Participant through the public markets via a national securities exchange (i.e., NASDAQ or New York Stock Exchange) under applicable securities law (whether because such Common Units are covered by an effective registration or qualify for an exemption from registration, such as Rule 144); provided, however, (i) no Common Units are transferable so long as the Participant is subject to any contractual resale restrictions, such as a lock-up arrangement, and (ii) any determination of transferability shall take into account any Company black-out period applicable to the Participant), as determined by the Board or the Committee in its sole discretion (the earlier of (i) and (ii) being an “Initial Vesting Event”).

(b) Forfeiture of RIUs. Upon the termination of the Participant’s Continuous Service Status, all unvested RIUs shall be forfeited, and if such termination is either (i) by the Company or any Subsidiary of the Company for Cause (as defined below) or (ii) by Participant for any reason, then all vested RIUs with respect to which Settlement (as defined below) has not occurred as of such date of termination shall be forfeited. In addition, all unvested RIUs shall be forfeited immediately prior to, but contingent on, a Sale of the Company. “Cause” has the meaning set forth in any unexpired employment agreement between the Company and Participant. In the absence of such agreement, “Cause” means the Operating Board’s good faith determination that Participant has (A) committed a felony or other crime involving moral turpitude or the commission of any other act or omission involving theft, dishonesty, disloyalty or fraud with respect to the Company or any of its Subsidiaries or any clients, customers, suppliers, vendors or employees of the Company or any of its Subsidiaries (or any act that materially and negatively effects the business, integrity, character or reputation of the Company, any of its Subsidiaries or any clients, customers, suppliers, vendors or employees of the Company or any of its Subsidiaries), (B) reported to work intoxicated or under the influence of illegal drugs, the use of illegal drugs (whether or not at the workplace) or other conduct causing the Company or any of its Subsidiaries or Affiliates substantial public disgrace or disrepute or economic harm, (C) substantially and repeatedly failed to follow the policies, procedures and guidelines of the Company or any of its Subsidiaries (including with respect to sexual harassment or inappropriate relationships with other employees) or substantial and repeated failure to perform duties as reasonably directed by the Operating Board, in each case which is not cured to the Operating Board’s reasonable satisfaction within 30 days after written notice thereof to Participant, to the extent that such breach is capable of being cured, (D) committed a breach of fiduciary duty, gross negligence or willful misconduct with respect to the Company or any of its Subsidiaries or Affiliates, (E) engaged in any conduct that materially and negatively affects Participant’s own integrity, character or reputation (including Participant’s reputation with any clients, customers, suppliers, vendors or employees of the Company or any of its Subsidiaries) so as to cause Participant to be unfit to act in any capacity in which Participant currently serves the Company or any of its Subsidiaries, (F) committed chronic absenteeism (“chronic absenteeism” shall be deemed to have occurred if Participant has at least ten absences unrelated to disability or illness or scheduled vacation in any ten-week period, or (vii) committed any other material breach of this Agreement which is not cured to the Operating Board’s reasonable satisfaction within 15 days after written notice thereof to Participant, to the extent that such breach is reasonably capable of being cured. If Participant’s employment ends for any reason other than discharge by the Company for Cause, but at a time when the Company had Cause to terminate Participant (or would have had Cause if it knew all relevant facts), Participant’s termination shall be treated as a discharge by the Company for Cause. “Continuous Service Status” means Participant continues to provide services as an employee, officer, director or consultant to the Company or a Subsidiary of the Company.

Settlement: Settlement of vested RIUs shall occur as soon as practicable after vesting and, in any event, no later than March 15 of the year following the year in which vesting occurred (such March 15 date, the “Settlement Deadline Date”). Notwithstanding the foregoing, any Settlement that otherwise would occur during a Company black-out period applicable to the Participant shall be delayed until the first to occur of (i) the expiration of such Company black-out period, and (ii) the Settlement Deadline Date. Notwithstanding the foregoing to the contrary, to the extent vesting would otherwise occur due to a Sale of the Company, Settlement shall occur immediately prior to, but contingent on, such Sale of the Company. “Settlement” means the delivery of one Common Unit for each vested RIU; provided, however the Committee, in its sole discretion, may determine that settlement shall, in whole or in part, be in the form of cash of equivalent value. No fractional RIUs or rights for fractional Common Units shall be created pursuant to this Notice of Grant.

Participant acknowledges that the vesting of the RIUs pursuant to this Notice of Grant is conditioned on the occurrence of both the Service Based Requirement and the Liquidity Event Requirement. By Participant’s acceptance hereof (whether written, electronic or otherwise), Participant agrees, to the fullest extent permitted by law, that Participant has read this Notice of Grant, the RIU Agreement and the Plan.

By your acceptance hereof (whether written, electronic or otherwise), you agree, to the fullest extent permitted by law, that in lieu of receiving documents in paper format, you accept the electronic delivery of any documents the Company, or any third party involved in administering the Plan which the Company may designate, may deliver in connection with this grant (including the Plan, the Notice of Grant, this Agreement, account statements, or other communications or information) whether via the Company’s intranet or the Internet site of such third party or via email or such other means of electronic delivery specified by the Company.

By your signature and the signature of the Company’s representative on the Notice of Grant, Participant and the Company agree that this RIU is granted under and governed by the terms and conditions of the Plan, the Notice of Grant and the RIU Agreement.

PARTICIPANT	ADTHEORENT HOLDING COMPANY, LLC

By:
James Lawson, Director

ADTHEORENT HOLDING COMPANY, LLC

RIU AGREEMENT UNDER THE

2017 INTEREST OPTION PLAN

You have been granted Restricted Interest Units (“RIUs”) subject to the terms, restrictions and conditions of the Company’s 2017 Interest Option Plan (the “Plan”), the Notice of Restricted Interest Unit Award (“Notice of Grant”) and this Agreement. Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this RIU Agreement (the “Agreement”).

1.            No Ownership Rights. Unless and until such time as Common Units are issued in settlement of vested RIUs, Participant shall have no ownership of the Common Units allocated to the RIUs and shall have no right to distributions.

2.            No Transfer. The RIUs and any interest therein shall not be sold, assigned, transferred, pledged, hypothecated, or otherwise disposed of, other than by will or by the laws of descent and distribution.

3.            Termination. The RIUs shall terminate on the Expiration Date unless earlier terminated as provided in this Section 3 or in the Notice of Restricted Interest Unit Award. In case of any dispute as to whether such termination has occurred, the Committee shall have sole discretion to determine whether such termination has occurred and the effective date of such termination.

4.            Acknowledgements; Further Assurances. The Company and Participant agree that the RIUs are granted under and governed by the Notice of Grant, this Agreement and by the provisions of the Plan (incorporated herein by reference). Participant: (i) acknowledges receipt of a copy of each of the foregoing documents, (ii) represents that Participant has carefully read and is familiar with their provisions, and (iii) hereby accepts the RIUs subject to all of the terms and conditions set forth herein and those set forth in the Plan and the Notice of Grant. From time to time, as reasonably requested by the Company, Participant shall deliver to the Company, in each case in form and substance reasonably acceptable to the Company: (A) an executed Joinder Agreement to the Operating Agreement, (B) an executed spousal consent (if applicable), and (C) all other agreements and documents as the Company may reasonably request.

5.            Limitations on Transfer of Common Units. In addition to any other limitation on transfer set forth in the Operating Agreement or created by applicable securities laws, Participant shall not assign, encumber or dispose of any interest in the Common Units issued pursuant to this Agreement except with the Company’s prior written consent and in compliance with the provisions of the Plan, the Operating Agreement, the Company’s then current insider trading policy, and applicable securities laws. The foregoing limitations on transferability with respect to the Common Units covered by this Award shall expire when Common Units are registered under the Securities Exchange Act of 1933 and are traded on a national securities exchange.

6.            Restrictions Binding on Transferees. All transferees of Common Units or any interest therein will receive and hold such units subject to the provisions of this Agreement and the Operating Agreement, and the transferee shall acknowledge such restrictions in writing. Any sale or transfer of the Common Units shall be void unless the provisions of this Agreement are satisfied.

7.              Confidentiality; Restrictive Covenants; Other Agreements.

(a)	Confidential Information.

i.            Participant acknowledges that all Confidential Information (as defined below) obtained by Participant while employed by the Company or its Subsidiaries or Affiliates concerning the business or affairs of the Company or any Subsidiary or Affiliate are the property of the Company or such Subsidiary or Affiliate and constitute a protectable business interest of the Company and its Subsidiaries or Affiliates. Participant acknowledges that the Confidential Information has been generated at great effort and expense by the Company, its Subsidiaries and Affiliates and their predecessors, and has been reasonably maintained in a confidential manner by such persons and entities. Participant does not claim any rights to or lien on any Confidential Information. Participant will immediately notify the Company of any unauthorized possession, use, disclosure, copying, removal or destruction, or attempt thereof, of any Confidential Information by anyone of which the Participant becomes aware and of all details thereof. Participant shall take all reasonably appropriate steps to safeguard (including by abiding by all Company and Subsidiary policies with respect to) Confidential Information and to protect it against disclosure, misuse, espionage, loss and theft. Therefore, Participant agrees that you shall not disclose, furnish, make available or utilize, directly or indirectly, any Confidential Information without the prior written consent of the Board, unless and to the extent that the Confidential Information becomes generally known to and available for use by the public other than as a result of Participant’s acts or omissions. Participant shall deliver to the Company at the termination or expiration of your employment with the Company, or its Subsidiaries or Affiliates, or at any other time the Company may request, all memoranda, notes, plans, records, reports, computer tapes, computers, printouts and software and other documents and data (and copies thereof) embodying or relating to the Confidential Information, Inventions (as defined below) or the business of the Company, or any of its Subsidiaries, or Affiliates which you may then possess or have under your control.

ii.            As used in this RIU Agreement, the term “Confidential Information” means any and all confidential, proprietary or trade secret information, whether disclosed, directly or indirectly, verbally, in writing or by any other means in tangible or intangible form, including that which is conceived or developed by Participant, applicable to or in any way related to: (i) the present or future business and assets of the Company and its Subsidiaries and Affiliates; (ii) the research and development of the Company and its Subsidiaries and Affiliates; or (iii) the business of any client, customer, supplier, vendor or other business relation of the Company and its Subsidiaries and Affiliates. Such Confidential Information includes the following property or information of the Company and its Subsidiaries and Affiliates, by way of example and without limitation, trade secrets, processes, formulas, data, program documentation, customer lists, designs, drawings, algorithms, source code, object code, know-how, improvements, inventions, licenses, techniques, all plans or strategies for marketing, development and pricing, business plans, financial statements, profit margins and all information concerning existing or potential clients, suppliers, employees and vendors. Confidential Information of the Company and its Subsidiaries and Affiliates also means all similar information disclosed to the Company and its Subsidiaries and Affiliates by third parties which is subject to confidentiality obligations. Notwithstanding the foregoing, the provisions of this Section 7(a) shall not apply in the following circumstances: (1) when disclosure of Confidential Information is required by law or by any court, arbitrator, mediator or administrative or legislative body; provided, that prior to such disclosure Participant shall provide to the Company and its Subsidiaries and Affiliates prompt notice of such required disclosure to enable such entities to seek a protective order or other relief, and reasonably cooperate with the such entities in connection with seeking any such order or other relief; or (2) with respect to Confidential Information that becomes generally known to the public other than due to (A) Participant’s violation of this RIU Agreement or any other obligation or duty to the Company, its Subsidiaries or Affiliates or (B) a disclosure by a third party who owes the Company, its Subsidiaries or its Affiliates an obligation of confidence in relation to such Confidential Information.

iii.            During the term of Participant’s employment with the Company, its Subsidiaries or Affiliates, including the period following the termination of the Participant’s Continuous Service Status, Participant shall be prohibited from using or disclosing any confidential information or trade secrets that Participant may have learned through your Continuous Service Status. If at any time during your employment with the Company or any Subsidiary or Affiliate, Participant believes you are being asked to engage in work that will, or will be likely to, jeopardize any confidentiality or other obligations Participant may have to former employers or other parties, Participant shall immediately advise the Board and provide it with documents pertaining thereto. Participant represents and warrants that you are not aware of any confidential information or trade secrets of any prior employers that you will need or rely on in carrying out your duties and responsibilities hereunder.

iv.            Notwithstanding the foregoing, pursuant to 18 U.S.C. § 1833(b)(1): “An individual shall not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that (A) is made in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney; and (ii) solely for the purpose of reporting or investigating a suspected violation of law; or (B) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal.” Any employee, contractor or consultant who is found to have wrongfully misappropriated trade secrets may be liable for, among other things, exemplary damages and attorneys’ fees.

(b)	Inventions, Patents and Intellectual Property.

i.             Participant covenants and agrees that all Inventions (as defined below) shall be the sole and exclusive property of the Company and its Subsidiaries.

ii.             As used in this RIU Agreement, the term “Inventions” means any and all inventions, developments, discoveries, improvements, works of authorship, concepts or ideas, or expressions thereof, whether or not subject to patents, copyright, trademark, trade secret protection or other intellectual property right protection (in the United States or elsewhere), and whether or not reduced to practice, conceived or developed by Participant during your Continuous Service Status or within one year following termination of such Continuous Service Status, which relate to or result from the actual or anticipated business, work, research or investigation of the Company and its Subsidiaries or which are suggested by or result from any task assigned to or performed by Participant for the Company and its Subsidiaries or any of its Affiliates.

iii.           Participant acknowledges that all original works of authorship which are made by him (solely or jointly) are works made for hire under the United States Copyright Act (17 U.S.C., et seq.).

iv.            Participant agrees to promptly disclose to the Company all Inventions and all work product relating thereto. This disclosure will include complete and accurate copies of all source code, object code or machine readable copies, documentation, work notes, flow charts, diagrams, test data, reports, samples and other tangible evidence or results (collectively, “Tangible Embodiments”) of such Inventions and related work product. All Tangible Embodiments of any Invention or work product related thereto will be deemed to have been assigned to the Company (or any applicable Subsidiary) as a result of the act of expressing any Invention therein.

v.             Participant hereby assigns to the Company (together with the right to prosecute or sue for infringements or other violations of the same) the entire worldwide right, title and interest to any such Inventions, and Participant agrees to perform, during and after your Continuous Service Status, all acts deemed necessary or desirable by the Company to permit and assist the Company in registering, recording, obtaining, maintaining, defending, enforcing and assigning Inventions or works made for hire in any and all countries. Participant hereby irrevocably designates and appoints the Company and its duly authorized officers and agents as Participant’s agents and attorneys in fact to act for and in Participant’s behalf and instead of Participant, to execute and file any documents and to do all other lawfully permitted acts to further the above purposes with the same legal force and effect as if executed by Participant. The foregoing designation and appointment shall constitute an irrevocable power of attorney and are, and are deemed by the Company and Participant to be, coupled with an interest.

vi.            Without limiting the generality of any other provision of this Section 7(b), Participant hereby authorizes the Company and its Subsidiaries (and their successors and assigns) to make any desired changes to any part of any Invention, to combine it with other materials in any manner desired, and to withhold Participant’s identity in connection with any distribution or use thereof alone or in combination with other materials.

vii.           This Section 7(b) does not apply to any invention for which no equipment, supplies, facility or trade secret information of the Company or its Subsidiaries was used and which was developed entirely on Participant’s own time, unless (1) the invention relates (a) to the business of the Company or its Subsidiaries or (b) to the Company’s or its Subsidiaries’ actual demonstrably anticipated research or development; or (2) the invention results from any work performed by Participant for the Company and its Subsidiaries.

viii.          The obligations of Participant set forth in this Section 7(b) (including, but not limited to, the assignment obligations) will be binding upon Participant and Participant’s executors, administrators and other representatives.

ix.             Participant represents that you have made no Inventions prior to your Continuous Service Status.

(c)  Cooperation. Participant agrees to cooperate with the AdTheorent Companies (as defined below), whether during Participant’s Continuous Service Status or thereafter, to (i) upon reasonable notice by the Company, voluntarily provide thorough and accurate information and testimony to and on behalf of the AdTheorent Companies regarding (A) any investigation, litigation, or claims initiated by, or brought or threatened against, any AdTheorent Company, including, but not limited, to meetings with any AdTheorent Company’s counsel and testifying at depositions, trials, or other proceedings and (B) any dispute between any AdTheorent Company and any other person or entity arising from or related to any act or omission that actually or allegedly occurred during Participant’s Continuous Service Status; (ii) reasonably accommodate your schedule to cooperate with any AdTheorent Company and its counsel with respect to any such matters; and (iii) except as may be required by law, not disclose to anyone who is not directing or assisting an AdTheorent Company in any such investigation, litigation, claim, or dispute, other than Participant’s attorney, the fact of or subject matter of the investigation, litigation, claim, or dispute; provided, however, that: (x) the Company shall, to the full extent permitted by law, reimburse Participant for reasonable travel, legal and other similar out-of-pocket expenses that Participant incurs in connection with providing such information or assistance after the termination of your Continuous Service Status that are approved in advance and in writing by the Company and supported by documentation promptly supplied by Participant that is reasonably deemed adequate by the Company; and (y) in engaging in any conduct described in this Section 7(c) after the termination of your Continuous Service Status, Participant shall not act in the capacity of an employee, officer, director or consultant of any AdTheorent Company, and such assistance shall not make Participant eligible to participate in any AdTheorent Company’s employee benefit plans or programs. Notwithstanding the foregoing, Participant’s obligation to provide cooperation hereunder shall not unreasonably interfere with Participant’s current employment (if Participant’s Continuous Service Status has terminated) and any such cooperation shall be subject to Participant’s agreement on scheduling, which shall not be unreasonably withheld.

(d)  Non-Compete, Non-Solicitation. Participant acknowledges that in the course of your Continuous Service Status, you have been or will be given access to and has or will become familiar with their trade secrets and with other Confidential Information. If any of such Confidential Information is disclosed to or used by competitors or potential competitors, such disclosure would cause irreparable harm to the Company, and as a result, Participant and the Company desire to provide the Company with adequate protection from the unauthorized disclosure or use of such Confidential Information. In addition, the Participant acknowledges that: (i) the Company and its Subsidiaries are and will be engaged in the Business (as defined below) during your Continuous Service Status and thereafter; (ii) Participant is one of a limited number of persons who is and will be developing the Business and will, during your Continuous Service Status, have frequent and prolonged interactions with all customers of the Company and its Subsidiaries with respect to matters significantly affecting the business relationship between those customers and the Company and its Subsidiaries; (iii) the agreements and covenants contained in this Section 7(d) are essential to protect the Company and its Subsidiaries and the goodwill of the Business and are a condition precedent to the Company entering into this RIU Agreement; (iv) Participant’s Continuous Service Status has special, unique and extraordinary value to the Company and its Subsidiaries and the Company and its Subsidiaries would be irreparably damaged if Participant were to provide services to any person or entity in violation of the provisions of this Agreement and (v) Participant agrees that you will not challenge the reasonableness of the Noncompete Period (as defined below), the Nonsolicit Period (as defined below) and the Restricted Territories (as defined below) or the scope of coverage in any suit or proceeding regarding this Section 7(d), regardless of who initiates such suit or proceeding. Therefore, and in further consideration of the compensation to be paid to Participant hereunder and in connection with your Continuous Service Status, and to protect the Company’s and its Subsidiaries’ and Affiliates’ Confidential Information, business interests and goodwill:

i.            Participant agrees that, during the term of your provision of services as an employee, officer, director or consultant with the Company, its Subsidiaries or Affiliates, including provision services as an employee, officer, director or consultant following the expiration or termination (for any reason) of your Continuous Service Status, and for one (1) year thereafter (the “Noncompete Period”), you shall not directly or indirectly (whether as an owner, partner, shareholder, member, agent, officer, director, manager, employee, independent contractor, consultant, or otherwise) own any interest in, manage, control, participate in, consult with, render services for, become employed by, or in any manner engage in any business competing with the businesses of the Company or its Subsidiaries or Affiliates, including, without limitation, the selling, designing and executing of mobile or cross device media advertising campaigns utilizing predictive targeting, user identification and other targeting and optimization methods and the providing of solutions for cross device tracking and attribution measurement and tracking, and any other businesses as they exist or are in process during the course of Participant’s Continuous Service Status or other provision of services as an employee, officer, director or consultant with the Company, its Subsidiaries or Affiliates and on the date of the termination or expiration of the Participant’s Continuous Service Status or other provision of services as an employee, officer, director or consultant with the Company, its Subsidiaries or Affiliates, within any geographical area in which the Company or its Subsidiaries or Affiliates engage or have immediate plans to engage in such businesses, including in the Restricted Territories (the “Business”). “Restricted Territories” shall mean North America. Nothing contained in this Section 7(d)(i) shall be construed to prevent Participant from investing in the stock of any corporation listed on a national securities exchange or traded in the over the counter market, but only if Participant is not involved in the business of said corporation and if Participant and Participant’s associates (as such term is defined in Regulation 14(A) promulgated under the Securities Exchange Act of 1934, as then in effect), collectively, do not own more than an aggregate of two percent of the stock of such corporation.

ii.            During and for a period of one (1) year after termination of the Participant’s provision of services as an employee, officer, director or consultant with the Company, its Subsidiaries or Affiliates, including provision of services as an employee, officer, director or consultant following the expiration or termination (for any reason) of your Continuous Service Status and for one year thereafter (the “Nonsolicit Period”), Participant shall not directly or indirectly (whether as an owner, partner, shareholder, member, agent, officer, director, manager, employee, independent contractor, consultant, or otherwise): (i) induce or attempt to induce any officer, employee or consultant of the Company or any of its Subsidiaries or Affiliates to leave the Company or such Subsidiary or Affiliate, or in any way interfere with the relationship between the Company or any of its Subsidiaries or Affiliates and any officer, employee or consultant thereof, (ii) hire any person who was an officer, employee or consultant of the Company or any Subsidiary or Affiliate at the date of termination of the Participant’s provision of services as an employee, officer, director or consultant with the Company, or any of its Subsidiaries or Affiliates or at any time during the twelve-month period immediately prior to the date of the termination of the Participant’s provision of services as an employee, officer, director or consultant with the Company, its Subsidiaries or Affiliates (it being conclusively presumed by the parties so as to avoid any disputes under this Section 7(d)(ii) that any such hiring within such twelve-month period is in violation of clause (i) above), (iii) call on, solicit or provide any products or services to any customer, supplier, distributor, licensee, licensor, franchisee or other business relation of the Company or any of its Subsidiaries or Affiliates (including any Person that was a customer, supplier or other potential business relation of the Company, or any of its Subsidiaries or Affiliates at any time during the twelve-month period immediately prior to such call, solicitation or service), or induce or attempt to induce such Person to cease doing business with the Company or any of its Subsidiaries or Affiliates or (iv) in any way interfere with the relationship between any customer, supplier, distributor, licensee, licensor, franchisee, or other business relation of the Company or any of its Subsidiaries or Affiliates (including, without limitation, making any negative or disparaging statements or communications regarding the Company or any of its Subsidiaries or Affiliates).

iii.            The Participant understands that the foregoing restrictions may limit your ability to earn a livelihood in a business similar to the business of the Company and its Subsidiaries or Affiliates, but you nevertheless believe that you have received and will receive sufficient consideration and other benefits as an employee, officer, director or consultant of the Company and as otherwise provided hereunder to clearly justify such restrictions which, in any event (given your education, skills and ability), the Participant does not believe would prevent you from otherwise earning a living. Participant acknowledges that the Company’s and its Subsidiaries’ and Affiliates’ businesses have been conducted or will soon be conducted throughout the Restricted Territories and that the geographic restrictions and time periods, as well as all other restrictions and covenants in this Section 7(d) are reasonable and necessary, and supported by good and valuable consideration, in order to protect a protectable interest of the Company’s, and its Subsidiaries’ and Affiliates’ businesses, and that Participant has reviewed the provisions of this RIU Agreement with your legal counsel. In addition, during the Noncompete Period, Participant shall provide a copy of this RIU Agreement, including, without limitation, Sections 7(a) through (d), to any prospective or subsequent employer or other person in connection with any provision of services as an employee, officer, director or consultant by Participant such that any such employer or other person is aware of and has a copy of the restrictions and other obligations, terms and conditions set forth in such sections. Upon request from time to time by the Company, Participant shall furnish the Company with a true and complete certificate specifying compliance with this Section 7(d), and Participant hereby authorizes the Company at its reasonable discretion to contact any such prospective or subsequent employer or other person and inform them of this RIU Agreement or any other applicable and relevant policy or agreement between Participant and the Company or its Affiliates or Subsidiaries that may be in effect at the time that Participant’s employment with the Company or its Affiliates or Subsidiaries ends.

iv.            If, at the time of enforcement of this Section 7(d), a court or arbiter shall hold that the duration, scope or area restrictions stated herein are unreasonable under circumstances then existing, the parties agree that the maximum duration, scope or area reasonable under such circumstances shall be substituted for the stated duration, scope or area and that the court shall be allowed to revise the restrictions contained herein to cover the maximum period, scope and area permitted by law.

v.             In the event of the breach or a threatened breach by Participant of any of the provisions of this Section 7(d), the Company (and/or its Subsidiaries or Affiliates), in addition and supplementary to other rights and remedies existing in its (or their) favor, shall be entitled to specific performance of this Section 7(d), including temporary, preliminary and/or permanent injunctive or other equitable relief from a court of competent jurisdiction in order to stop and/or prevent any violations of the provisions hereof (without posting a bond or other security), and shall also be entitled to require the Participant to account for and pay over to the Company (and/or its Subsidiaries or Affiliates) all compensation, profits, moneys, accruals, increments or other benefits derived from or received as a result of any transactions constituting a breach of the covenants contained herein, and shall also be entitled to require Participant to repay any severance payments, gains on equity (including stock options) and other compensation and forfeit all equity (including stock options) in any parent of the Company, paid or issued, as applicable, by the Company, or its Subsidiaries or their Affiliates. In addition, in the event of an alleged breach or violation by Participant of this Section 7(d), the restricted periods set forth in this Section 7(d) shall be tolled until such breach or violation has been duly cured.

8.            Withholding of Tax. When the RIUs are vested and/or settled the Company shall withhold an amount equal to the tax due, if any, at vesting and/or settlement from the Participant’s other compensation or require Participant to remit to the Company an amount equal to the tax then due. In its sole discretion, the Company may instead withhold a number of Common Units with a fair market value (determined on the date the Common Units are settled) equal to the minimum amount the Company is then required to withhold for taxes.

9.            Code Section 409A. For purposes of this Agreement, a termination of employment will be determined consistent with the rules relating to a “separation from service” as defined in Section 409A of the Code and the regulations thereunder (“Section 409A”). Notwithstanding anything else provided herein, to the extent any payments provided under this Agreement in connection with Participant’s termination of employment constitute deferred compensation subject to Section 409A, and Participant is deemed at the time of such termination of employment to be a “specified employee” under Section 409A, then such payment shall not be made or commence until the earlier of (i) the expiration of the 6-month period measured from Participant’s separation from service from the Company or (ii) the date of Participant’s death following such a separation from service; provided, however, that such deferral shall only be effected to the extent required to avoid adverse tax treatment to Participant including, without limitation, the additional tax for which Participant would otherwise be liable under Section 409A(a)(1)(B) in the absence of such a deferral. The first payment thereof will include a catch-up payment covering the amount that would have otherwise been paid during the period between Participant’s termination of employment and the first payment date but for the application of this provision, and the balance of the installments (if any) will be payable in accordance with their original schedule. To the extent that any provision of this Agreement is ambiguous as to its compliance with Section 409A, the provision will be read in such a manner so that all payments hereunder comply with Section 409A. To the extent any payment under this Agreement may be classified as a “short-term deferral” within the meaning of Section 409A, such payment shall be deemed a short-term deferral, even if it may also qualify for an exemption from Section 409A under another provision of Section 409A. Payments pursuant to this section are intended to constitute separate payments for purposes of Section 1.409A-2(b)(2) of the Treasury Regulations.

10.            Tax Consequences. Participant acknowledges that Participant should consult a tax adviser regarding Participant’s tax obligations upon the vesting and/or settlement of the RIUs and/or acquisition or disposition of the Common Units, if any, received in connection therewith.

11.            Compliance with Laws and Regulations. The issuance of Common Units will be subject to and conditioned upon compliance by the Company and Participant (including any written representations, warranties and agreements as the Committee may request of Participant for compliance with applicable laws) with all applicable state and federal laws and regulations and with all applicable requirements of any stock exchange or automated quotation system on which the Company’s Common Units may be listed or quoted at the time of such issuance or transfer. Participant may not be issued any Common Units if such issuance would constitute a violation of any applicable federal, state or foreign securities laws or other law or regulations or the requirements of any stock exchange or market system upon which the Common Units may then be listed. The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company’s legal counsel to be necessary to the lawful issuance and sale of any Common Units shall relieve the Company of any liability in respect of the failure to issue or sell such units.

12.            Successors and Assigns. The Company may assign any of its rights under this Agreement. This Agreement shall be binding upon and inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer set forth herein, this Agreement will be binding upon Participant and Participant’s heirs, executors, administrators, legal representatives, successors and assigns.

13.            Entire Agreement; Severability. The Plan and Notice of Grant are incorporated herein by reference. The Plan, the Notice of Grant and this Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Participant with respect to the subject matter hereof (including, without limitation, any commitment to make any other form of equity award that may have been set forth in any employment offer letter or other agreement between the parties). If any provision of this Agreement is determined by a court of law to be illegal or unenforceable, then such provision will be enforced to the maximum extent possible and the other provisions will remain fully effective and enforceable.

14.            Market Standoff Agreement. Participant agrees that in connection with any registration of the Company’s securities that, upon the request of the Company or the underwriters managing any public offering of the Company’s securities, Participant will not sell or otherwise dispose of any securities of the Company without the prior written consent of the Company or such underwriters, as the case may be, for such reasonable period of time after the effective date of such registration as may be requested by such managing underwriters and subject to all restrictions as the Company or the underwriters may specify. Participant will enter into any agreement reasonably required by the underwriters to implement the foregoing.

15.            No Rights as Employee, Director or Consultant. Except to the extent otherwise provided under applicable law or individual written agreement between the Participant and Company or Participant’s employer, nothing in this Agreement shall affect in any manner whatsoever the right or power of the Company, or a Subsidiary of the Company, to terminate Participant’s Continuous Service Status, for any reason, with or without cause. Participant understands that your employment or consulting relationship with the Company or a Subsidiary of the Company is for an unspecified duration, can be terminated at any time (i.e., is “at-will”), and that nothing in this Notice of Grant, the Agreement or the Plan changes the “at-will” nature of that relationship.

16.            Delivery of Documents and Notices. Any document relating to participating in the Plan and/or notice required or permitted hereunder shall be given in writing and shall be deemed effectively given (except to the extent that this Agreement provides for effectiveness only upon actual receipt of such notice) upon personal delivery, electronic delivery, or upon deposit with a well-established commercial overnight service or with the U.S. Post Office or foreign postal service, by registered or certified mail, with postage and fees prepaid, addressed to the other party at the e-mail address, if any, provided for Participant by the Company or at such other address as such party may designate in writing from time to time to the other party.